Fall 2012 Investor Presentation Stewart Information Services Corporation

2 Forward - looking Statements Certain statements in this presentation are "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 . Such forward - looking statements relate to future, not past, events and often address our expected future business and financial performance . These statements often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "will" or other similar words . Forward - looking statements by their nature are subject to various risks and uncertainties that could cause our actual results to be materially different than those expressed in the forward - looking statements . These risks and uncertainties include, among other things, the severity and duration of current financial and economic conditions ; continued weakness or further adverse changes in the level of real estate activity ; changes in mortgage interest rates, existing and new home sales, refinancing of current loans, and availability of mortgage financing that affect the demand for our title insurance products ; our ability to respond to and implement technology changes, including the completion of the implementation of our enterprise systems ; the impact of unanticipated title losses on the need to further strengthen our policy loss reserves ; any effect of title losses on our cash flows and financial condition ; the impact of our increased diligence and inspections in our agency operations ; changes to the participants in the secondary mortgage market ; the effect of class actions and other litigation matters ; regulatory non - compliance, fraud or defalcations by our title insurance agents or employees ; our ability to timely and cost - effectively respond to significant industry changes and introduce new products and services ; the impact of changes in governmental and insurance regulations, including any future reductions in the pricing of title insurance products and services ; our dependence on our operating subsidiaries as a source of cash flow ; customers finding other sources of suppliers ; the continued realization of expected expense savings resulting from our expense reduction steps ; our ability to access the equity and debt financing markets when and if needed ; our ability to grow our international operations ; and our ability to respond to the actions of our competitors . These risks and uncertainties, as well as others, are discussed in more detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10 - K for the year ended December 31 , 2011 , and our Current Reports on Form 8 - K . We expressly disclaim any obligation to update any forward - looking statements contained in this presentation to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law .

3 Non - GAAP Disclosures This presentation may contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including but not limited to, losses and litigation expenses arising from non - predictable title losses and adjusted pretax title margin, which is adjusted to exclude net realized investment gains or losses and reserve adjustments . Although these exclusions represent actual gains, losses or expenses to the Company, they may mask the periodic income and financial and operating trends associated with the Company’s business . The Company is presenting these non - GAAP financial measures because they provide the Company’s management and investors with additional insight into the operational performance of the Company relative to earlier periods and relative to the Company’s competitors . The Company does not intend for these non - GAAP financial measures to be a substitute for any GAAP financial information . In this presentation these non - GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures . Investors should use these non - GAAP financial measures only in conjunction with the comparable GAAP financial measures .

4 Investment Highlights • Extensive Industry Platform – Established market share in $10 billion domestic industry – Well - balanced geographic national footprint – Conservative management style – Industry leading expertise in serving all segments of the real estate services market – Publicly held business managed by fourth generation of founding family • Improving Cash Flows – Transforming cost structure and aligning operations for cyclical market conditions through centralized and shared services and management alignment – Cash claims payments trending down with reduced numbers and dollars of new incurreds – Increasing premium rates, remittances and other revenues – Introduction of profitable new service offerings • Attractive Opportunity – Well positioned to participate in the ongoing real estate recovery – Refined strategies to reduce fixed costs and enhance margins – Streamlined management team – Focus on scalable and profitable business units – Continued diversification into complementary real estate services

Income Statement

Non-GAAP Presentation
(in thousands)

	Three Months Ended September 30			Nine Months Ended September 30		
	2011	2012	% Change	2011	2012	% change
Revenues						
Direct	164,411	189,155	15.1%	469,482	528,363	12.5%
Agency Premiums	228,350	281,587	23.3%	633,988	729,047	15.0%
REI	22,494	43,098	91.6%	76,443	116,059	51.8%
Total Operating Revenues	415,255	513,840	23.7%	1,179,913	1,373,469	16.4%
Invest. Income and Other Gains	3,274	6,901	110.8%	9,916	15,969	61.1%
Total Revenues	418,529	520,741	24.4%	1,189,828	1,389,439	16.8%
Agency Retention	(188,355)	(231,765)	23.0%	(524,103)	(601,327)	14.7%
Net Revenues	230,174	288,976	25.5%	665,725	788,112	18.4%
Expenses						
Employee costs	114,460	138,236	20.8%	348,973	397,559	13.9%
Other operating	66,717	71,201	6.7%	190,093	206,492	8.6%
Title losses	35,200	34,541	-1.9%	101,385	104,041	2.6%
Depreciation	4,751	4,336	-8.7%	14,343	13,423	-6.4%
Interest Expense	1,356	1,297	-4.3%	3,928	3,947	0.5%
	222,484	249,611	12.2%	658,722	725,463	10.1%
Income Before Taxes and Noncontrolling Interests	7,690	39,365	411.9%	7,003	62,649	794.5%
Pretax Margin % (of total revenues)	*1.8%*	*7.6%*		*0.6%*	*4.5%*	
Income Tax Benefit (Expense)	(1,381)	(2,268)	64.2%	(2,571)	(8,266)	221.6%
Noncontrolling Interests	(1,767)	(2,428)	37.4%	(4,244)	(6,961)	64.0%
Net Income (loss)	4,542	34,668	663.3%	189	47,421	25037.8%
Net income % of total revenue	*1.1%*	*6.7%*		*0.0%*	*3.4%*	
Net Income (loss) Per Share - basic	0.24	1.80	660.3%	0.01	2.46	24785.9%
Net Income (loss) Per Share - diluted	0.22	1.45	564.0%	0.01	2.04	20567.3%

stewart
STC NYSE
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6 Business Lines • Title Insurance and Related Services – Title insurance to the residential and commercial sectors through direct and independent agencies domestically and globally – Includes the functions of searching, examining, closing and insuring the condition of the title to real property • Real Estate Information (REI) – Mortgage Origination, Servicing and Default Support Services • Origination includes: Post - Closing Management, Loan Review & Due Diligence Audits • Servicing Support includes: Call Center Services, Loss Mitigation Support, Short Sale & Deed - in - lieu services, Servicing Transfer Support, Loss Mitigation & Servicing File Reviews • Default Support Services: Foreclosure File Reviews, Foreclosure Audits, REO Asset Management, REO Rental Management • Target – Our goal is to achieve 25% of revenue -- net of agent retention - - from non - title services over the next several years 2012 YTD Operating Revenue $1,373.5 $ Millions Direct Title $528.4 Agency Title $729.0 REI $116.1

7 2011 Underwriter Family Market Share Indicates Stewart Family of Underwriters Ranks in Top T hree in Market S hare Stewart Ranks in Top F our F amilies in Market S hare in All 50 States Family of Title Insurance Underwriters Quarterly Market Share STC FAF FNF ORI 2008 11.65% 28.76% 27.14% 5.46% Q2 12.03% 28.77% 26.76% 5.44% Q3 12.44% 29.04% 25.89% 5.56% Q4 13.16% 28.34% 44.83% 6.02% 2009 12.71% 27.63% 44.97% 6.27% Q2 13.12% 25.91% 46.53% 6.83% Q3 14.68% 28.57% 39.60% 8.88% Q4 16.08% 27.04% 38.59% 9.32% 2010 13.66% 28.28% 36.88% 10.47% Q2 14.65% 26.58% 38.41% 10.43% Q3 14.07% 27.48% 36.43% 11.19% Q4 12.51% 24.97% 39.09% 11.57% 2011 12.52% 27.69% 33.69% 13.46% Q2 13.94% 26.13% 36.37% 12.74% Q3 14.36% 26.90% 34.12% 12.69% Q4 13.90% 26.62% 34.48% 13.18% 2012 12.56% 27.30% 33.26% 13.71% Q2 13.55% 26.08% 34.54% 13.34% Source: http://www.alta.org/industry/financial.cfm

8 Trailing Twelve Months - $ Millions Stewart Operating Revenues $0 $500 $1,000 $1,500 $2,000 $2,500 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 Direct Title Agency Title REI

9 Percentage Change in Trailing 12 Month Moving Average Operating Revenues and Expenses -10.0% -7.5% -5.0% -2.5% 0.0% 2.5% 5.0% 7.5% 10.0% '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 Net Operating Revenue EE & Other Operating

10 Trailing Twelve Months - $ Millions Direct Title Revenues and Orders $500 $600 $700 $800 $900 $1,000 $1,100 '02'03'04'05'06'07'08'09'10'11'12 200,000 400,000 600,000 800,000 1,000,000 Direct Title Revenue Orders Opened Files Closed

11 Independent Agency Network • Managing network to emphasize quality and profitability over market share growth. – Since 2008, average annual remittance per independent agency increased more than 85 percent while the number of independent agencies has been reduced by approximately half. – Policy loss ratio of current independent agency network for the trailing twelve months ended September 30, 2012 is less than one - third of its level in the comparable 2008 period. • Number of independent agents has stabilized; new agents must pass rigorous vetting process. • Going forward, bias will be towards signing new agents in higher - remitting states and continuing to increase average remittance per agency.

12 $0 $20 $40 $60 $80 $100 $120 $140 $160 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 Trailing Twelve Months - $ Millions Focused Non - title Revenues and Profits Stewart REI Operating Revenues

13 Other Operating Expenses 0% 5% 10% 15% 20% 25% STC FAF FNF Employee Costs Expenses As a Percent of Operating Revenues 2012 YTD 2011 0% 5% 10% 15% 20% 25% 30% 35% 40% STC FAF FNF

14 Trailing Twelve Months - $ Millions Claims Expense Vs. Cash Claims Paid Net of Recoveries $25 $75 $125 $175 $225 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 $25 $75 $125 $175 $225 Anticipate accruals of 7.5 to 8.0 percent by year end 2012 Claims Expense Cash Claims Paid

15 Actuarial Claims as a Percentage of Net Statutory Premiums Written – U.S. Operations Only Ultimate Loss Ratios by Policy Year 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 Source: ALTA, Family - Company Aggregates Stewart First American Fidelity Claims Paid

16 Market Conditions • Housing sales continuing recovery with estimated 8 percent increase in total new and existing sales in 2013 • Home prices increasing -- a 5 percent rise in prices increases revenue per transaction by an average mid - 3 percent • Orders , driven by record - low rates and HARP 2.0, will see a strong carry - over into early 2013, but with refinance volumes fading as 2013 progresses • Pending likely capital gains increase in 2013 is creating a push for strong 2012 year - ending commercial real estate closings that may cannibalize commercial title revenues in 2013 • Improved pricing Economic Concerns - Uncertain regulatory economic environment: Dodd - Frank, CFPB. . . - Tepid job growth rates and sluggish economic recovery - Potential loss of mortgage interest deduction for homes and tax treatment of commercial real estate - Cycling through distressed property inventories and related revenue declines - Shrinking refinance volumes and potential for reduced future transactions

17 0 1 2 3 4 5 6 7 8 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 $8,000 Tax Credit Normal Market Bubble Fannie Mae October 2012 Seasonally Adjusted Annualized Rate - Millions U.S. Existing Housing Sales Forecast National Association of REALTORS ®

18 Strategic Commitments 1. Simplification and Alignment 2. Profitable and Scalable Operations 3. Claims Reduction and Risk Avoidance Initiatives 4. Grow Shared Services 5. Sales Growth

19 CEO Matt Morris CFO Allen Berryman Ted C. Jones, PhD Chief Economist Director of Investor Relations ted@stewart.com 713.625.8014 direct 800.729.1900, extension 8014

Fall 2012 Investor Presentation Appendix Stewart Information Services Corporation

21 Effective Lending - $ Trillions Residential Lending Vs. Industry Title Premiums Statutory Title Premiums $ Billions $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 '90 '92 '94 '96 '98 '00 '02 '04 '06 '08 '10 '12 $3 $5 $7 $9 $11 $13 $15 $17 Forecast Fannie Mae October 2012 2011 - 2013 Lending Likely Understates Title Revenues Due to Cash Sales Double Normal Effective Lending = Purchase Lending + 60 Percent of Refinance Lending Data Sources: Lending = Fannie Mae, Title Premiums = CDS Research, Demotech and ALTA

22 Trailing Twelve Months - $ Millions Stewart Net Operating Revenues $0 $250 $500 $750 $1,000 $1,250 $1,500 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 Direct Title Agency Net of Retention REI

23 Trailing Twelve Months Employee Expenses 20% 25% 30% 35% 40% '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 As a Percentage of Operating Revenues

24 Other Operating Expenses 10% 13% 15% 18% 20% 23% 25% '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 Trailing Twelve Months As a Percentage of Operating Revenues